UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 31, 2008

Commission file number: 033-74194-01

REMINGTON ARMS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0350935
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

870 Remington Drive

P.O. Box 700

Madison, North Carolina 27025-0700

(Address of principal executive offices)

(Zip Code)

(336) 548-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K has 2 pages.

 ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)     On October 31, 2008, Paul A. Miller entered into an Executive Employment Agreement with Remington Arms Company, Inc. (“Remington”), dated as of October 31, 2008 (the “Employment Agreement”), pursuant to which he will serve as Executive Chairman of Remington’s Board of Directors (the “Board”). Prior to his appointment as Executive Chairman, Mr. Miller had served as Remington’s non-executive Chairman of the Board since June 2007. Prior to being appointed as Remington’s Executive Chairman, Mr. Miller, age 49, had been engaged since January 2006 as a Senior Advisor to Cerberus Operations and Advisory Company, LLC, a wholly-owned subsidiary of Cerberus Capital Management, L.P. (“Cerberus”). Cerberus is affiliated with Freedom Group, Inc. (formerly known as American Heritage Arms, Inc.), the sole stockholder of RACI Holding, Inc., which is in turn the sole stockholder of Remington. From November 2004 until January 2006, Mr. Miller served as Chief Operating Officer of Velocita Wireless LLC. From prior to 2003 until October 2004, he served as President of TechExec, Inc. Mr. Miller also serves on the board of directors of BFI Holdings LLC, Bushmaster Firearms International LLC, Tier 1 Group LLC and Bushmaster Custom Shop LLC.

Pursuant to the Employment Agreement, Mr. Miller is entitled to receive an annual base salary of $350,000. He is also eligible to participate in Remington’s annual incentive compensation plan for its executive officers as in effect from time to time at a target bonus level of 100% of his annual base salary (pro-rated for the 2008 calendar year), and may also participate in any other bonus, incentive or employee benefit plans that Remington may hereafter establish in which other senior executive officers of Remington are eligible to participate, including but not limited to the 2008 American Heritage Arms, Inc. Stock Incentive Plan. Subject to the terms of the Employment Agreement and upon execution of a general release, Mr. Miller also would be entitled to 12 months severance pay (which shall include base salary, pro-rated incentive compensation, and COBRA or similar benefits) if (i) he is terminated by Remington without cause, or (ii) if he terminates his employment for good reason. If Mr. Miller is terminated due to his death or disability, or if Remington terminates Mr. Miller’s employment for cause, Mr. Miller would be entitled to his base salary through the date of termination plus, in the case of termination upon death or disability, pro-rated incentive compensation. Mr. Miller is also subject to certain confidentiality, non-competition, non-solicitation and non-disparagement provisions contained in the Employment Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REMINGTON ARMS COMPANY, INC.

/s/ Stephen P. Jackson, Jr.
Stephen P. Jackson, Jr.

Chief Financial Officer, Secretary and Treasurer

(Principal Financial Officer)

November 6, 2008